UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2015, Ricardo Salas resigned as an employee, Executive Vice President, and director of Liquidmetal Technologies, Inc. (the “Company”) in order to focus on other business interests. Mr. Salas did not resign because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his resignation, on August 21, 2015, Mr. Salas entered into a Confidential Separation Agreement and Release of Claims (“Separation Agreement”) with the Company. Under the Separation Agreement, if Mr. Salas elects to continue receiving group medical insurance coverage, the Company will reimburse him (subject to applicable tax withholdings) for the associated premium costs for up to nine months following his August 20 termination date (the “Termination Date”). In addition, the Company will continue to pay Mr. Salas his salary (as in effect on the Termination Date) until May 14, 2016 for so long as he complies with the Separation Agreement (such date, the “End Date”). The Company has also agreed that it will permit Mr. Salas to continue to vest in certain awards granted under the Company’s equity incentive plans at the regular monthly vesting rate until the End Date, at which time all such awards will terminate and cease to be exercisable.

In consideration for these severance arrangements, Mr. Salas has agreed (1) to release the Company and its affiliates from any claims and liabilities arising out of his employment with and/or separation from the Company, (2) not to make any disparaging statements regarding the Company, and (3) not to nominate or propose himself, or permit himself to be nominated or proposed, for election or appointment to the Company’s board of directors at any time on or prior to December 31, 2017. Mr. Salas has also agreed to be available to consult with the Company, at the Company’s request, for up to three hours per week for no additional compensation. If Mr. Salas provides consulting services in excess of three hours in one week, the Company will pay Mr. Salas compensation at an hourly rate equal to his annual salary as of the Termination Date divided by 2,080.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. See the Exhibit Index below for a list of exhibits included in this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Thomas Steipp
Thomas Steipp, President and Chief Executive Officer

Date: August 25, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1	Confidential Separation Agreement and Release of Claims, dated August 21, 2015, between Liquidmetal Technologies, Inc. and Ricardo Salas.